     As filed with the Securities and Exchange Commission on March 26, 2002
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             SABRE HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       75-2662240
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                                                                   JEFFERY M. JACKSON
                                                 EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
             3150 SABRE DRIVE                                        AND TREASURER
          SOUTHLAKE, TEXAS 76092                                   3150 SABRE DRIVE
              (682) 605-1000                                    SOUTHLAKE, TEXAS 76092
(Address, including zip code, and telephone                         (682) 605-1000
number, including area code, of registrant's          (Name, address, including zip code, and
principal executive offices)                           telephone number, including area code,
                                                                 of agent for service)


THE COMMISSION IS REQUESTED TO MAIL COPIES OF ALL ORDERS, NOTICES AND COMMUNICATIONS TO:

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                                 MARTIN B. MCNAMARA
                            GIBSON, DUNN & CRUTCHER LLP
                          2100 MCKINNEY AVE., SUITE 1100
                                 DALLAS, TEXAS 75201
                                  (214) 698-3100
           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
        From time to time after this registration statement becomes effective.

                                  ---------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ REGISTRATION
NO. 333-32106

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                  ---------------

                         CALCULATION OF REGISTRATION FEE

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
==============================================================================================
                                                        PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                     AGGREGATE OFFERING          AMOUNT OF
       SECURITIES TO BE REGISTERED(1)                  PRICE (2)(3)(4)(5)      REGISTRATION FEE
----------------------------------------------------------------------------------------------
  CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE               -                      -
  PREFERRED STOCK, PAR VALUE $.01 PER SHARE                    -                      -
  WARRANTS TO PURCHASE CLASS A COMMON STOCK                    -                      -
  STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS            -                      -
  DEBT SECURITIES                                              -                      -
  WARRANTS TO PURCHASE DEBT SECURITIES                         -                      -
----------------------------------------------------------------------------------------------
  Total                                                   $70,000,000               $6,440
==============================================================================================
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     (1)  Also includes (i) such indeterminate number of shares of Class A
          Common Stock and shares of Preferred Stock as may be issued upon
          (a)conversion of or exchange for other shares of Preferred Stock or
          Debt Securities to the extent such other shares of Preferred Stock or Debt Securities provide for conversion into or exchange for shares of Class A Common Stock or Preferred Stock, or (b) exercise of any
          Warrants to purchase Class A Common Stock or Stock Purchase Contracts,
          (ii) such indeterminate principal amount of Debt Securities as may be issued upon (a)conversion of or exchange for shares of Preferred Stock or other Debt Securities to the extent such shares of Preferred Stock and other Debt Securities provide for conversion into or exchange for
          Debt Securities or (b) exercise of any Warrants to purchase Debt
          Securities and (iii) Stock Purchase Contracts which may be offered as part of Units of Stock Purchase Contracts and other Securities registered hereby.

     (2) Exclusive of accrued interest and dividends, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

     (3)  Or, if any Debt Securities are issued at an Original Issue
          Discount, such greater amount as shall result in an aggregate public offering price not in excess of $70,000,000.

     (4) In U.S. dollars or the equivalent thereof in one or more foreign currencies or currency units or composite currencies.

     (5) Proposed maximum offering price per unit not specified as to each class of Securities to be registered pursuant to General
          Instruction II-D of Form S-3.

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus also relates to securities registered pursuant to the prior registration statement.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE  COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================
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     INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3
REGISTRATION NO. 333-32106

     Sabre Holdings Corporation (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-32106), as to which
Amendment No. 1 was declared effective on April 18, 2000 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

















                                     -2-
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Sabre Holdings Corporation, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas, on March 26, 2002.

                                       SABRE HOLDINGS CORPORATION


                                       By: /s/ Jeffery M. Jackson
                                          -------------------------------------
                                          Jeffery M. Jackson
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER AND TREASURER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                       REGISTRANT OFFICERS AND DIRECTORS

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
       SIGNATURE                                 TITLE                               DATE
       ---------                                 -----                               ----
  /s/ William J. Hannigan        Chairman, President and Chief Executive       March 26, 2002
-----------------------------     Officer (Principal Executive Officer)
      William J. Hannigan


  /s/ Jeffery M. Jackson         Executive Vice President, Chief Financial     March 26, 2002
-----------------------------    Officer and Treasurer (Principal Financial
      Jeffery M. Jackson                   and Accounting Officer)


  /s/ Royce S. Caldwell                            Director                    March 26, 2002
-----------------------------
      Royce S. Caldwell


  /s/ David W. Dorman                              Director                    March 26, 2002
-----------------------------
      David W. Dorman


  /s/ Paul C. Ely, Jr.                             Director                    March 26, 2002
-----------------------------
      Paul C. Ely, Jr.


  /s/ Glenn W. Marschel, Jr.                       Director                    March 26, 2002
-----------------------------
      Glenn W. Marschel, Jr.


  /s/ Bob L. Martin                                Director                    March 26, 2002
-----------------------------
      Bob L. Martin


  /s/ Pamela B. Strobel                            Director                    March 26, 2002
-----------------------------
      Pamela B. Strobel


  /s/ Mary Alice Taylor                            Director                    March 26, 2002
-----------------------------
      Mary Alice Taylor


  /s/ Richard L. Thomas                            Director                    March 26, 2002
-----------------------------
      Richard L. Thomas
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                                                     -3-
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                                       EXHIBIT INDEX

EXHIBIT
NUMBER       EXHIBITS
-------      --------
 5.1     -   Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas, as to the
             validity of the securities being registered
23.1     -   Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (See
             Exhibit 5.1)
23.3     -   Consent of Ernst & Young LLP, Dallas, Texas